UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 5, 2006

GLOBAL INNOVATIVE SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-30299

(Commission File Number)

98-0217653

(IRS Employer Identification No.)

16/F., Hang Seng Mongkok Building, 677 Nathan Road, Mongkok, Kowloon, Hong Kong

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (852) 2546-1808

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 5.02(d) Appointment of Directors

Pursuant to a directors’ consent resolution dated June 5, 2006, our company resolved to appoint three additional directors to our board of directors. Prior to the appointment of the additional directors, our board of directors operated with five directors.

Our bylaws state that the number of directors may from time to time be increased or decreased to not less than one nor more than fifteen by action of our board of directors. Pursuant to a directors’ consent resolution dated

December 9, 2004, our company set the number of directors of our company at not less than one and not more than ten.

Prior to June 5, 2006, our company operated with five vacancies on the board of directors. Accordingly, our board of directors unanimously appointed Edmand Yuk Man Wong, Cheuk Lap Chow and Kwok Tin Tang to our board of directors on June 5, 2006 in accordance with the provisions of our bylaws and in accordance with the laws of the State of Nevada.

Our board of directors has determined that Mr. Edmand Yuk Man Wong, Mr. Cheuk Lap Chow, Mr. Kwok Tin Tang and Mr. Richard Wong meet the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, and the definition of independent director as that term is defined in section 4200 of the Marketplace Rules of the NASD.

Committees of the Board of Directors

Mr. Cheuk Lap Chow, Mr. Kwok Tin Tang and Mr. Richard Wong have been named to the audit committee of our company which was created by unanimous consent resolution by our directors on June 6, 2006. Mr. Richard Wong has been appointed as the chairperson of the audit committee by unanimous consent resolution by our directors on June 6, 2006. In the judgment of our board of directors, Mr. Richard Wong meets the definition of an “audit committee financial expert,” as such term is defined in Item 401(e)(2) of Regulation SB and the rules and regulations promulgated by the SEC thereunder, and is able to read and understand fundamental financial statements, including our company's balance sheet, income statement, and cash flow statement. Apart from the appointment of Mr. Cheuk Lap Chow, Mr. Kwok Tin Tang and Mr. Richard Wong to the audit committee and the appointment of Mr. Richard Wong as the chairperson of the audit committee, there are no other definitive arrangements that have been made regarding committees of our company to which the newly appointed directors are expected to be named.

Prior Arrangements and Understandings

There were no arrangements or understandings between the three newly appointed directors and any other persons pursuant to which such individuals were selected as directors of our company.

Direct or Indirect Material Interest

None of the newly appointed directors has had any direct or indirect material interest in any transaction during the last two years, or proposed transaction, to which our company was or is to be a party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INNOVATIVE SYSTEMS INC.

By: /s/ Bondy Tan

Name: Bondy Tan

Title: President and Chief Executive Officer

Dated: June 9, 2006